Exhibit 99.2

Contact:	Christine Rogers (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	crogers@hmsy.com	fmarraro@hmsy.com

HMS HOLDINGS CORP. TO PRESENT AT
26TH ANNUAL JPMORGAN HEALTHCARE CONFERENCE

NEW YORK, N.Y., December 20, 2007 – HMS Holdings Corp. (NASDAQ: HMSY) today announced that it will present at the 26th Annual JPMorgan Healthcare Conference, which will be held January 7-10, 2008 at the Westin St. Francis in San Francisco.

Robert Holster, Chairman and CEO of HMS Holdings Corp., will present on Tuesday, January 8th at 2:00 p.m. Pacific Time.

A live broadcast of the Company's presentation can be accessed through our website at http://www.hmsholdings.com/news/presentations.asp. The presentation will also be available “on demand” approximately 24 hours after the live presentation and will be available for 30 days.

HMS Holdings Corp. (NASDAQ: HMSY) is a national leader in cost containment and program integrity services for government healthcare programs. HMS serves the Medicaid programs of 40 states and 72 Medicaid managed care plans. In addition, the company provides services to CMS, child support agencies, SCHIP, and Veterans Administration facilities. In 2006 alone, HMS recovered more than $1.0 billion from third parties and other funding sources for its clients, and provided data that assisted them in saving several billions more. HMS Holdings Corp. is headquartered in New York.

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